Exhibit 99.1

Press Release

SPIRIT REALTY CAPITAL, INC. ANNOUNCES $200 MILLION UNSECURED TERM LOAN FACILITY

DALLAS—(BUSINESS WIRE)—April 6, 2020—Spirit Realty Capital, Inc. (NYSE: SRC) (“Spirit” or the “Company”), a net-lease real estate investment trust (REIT) that invests in single-tenant, operationally essential real estate, today announced that the Company has closed on a new $200 million unsecured term loan facility with a maturity date of April 2, 2022. The term loan facility also includes an accordion feature to increase the available term loans up to an aggregate of $400 million, subject to obtaining lender commitments and the satisfaction of certain customary conditions. Borrowings under the new term loan bear interest at LIBOR plus 150 basis points, based on the Company’s current credit rating.

“We are pleased to announce the closing of this term loan facility. This financing increases our available liquidity, including cash and revolving credit capacity, to approximately $700 million. This transaction also demonstrates Spirit’s ability to raise attractively priced capital in a challenging environment. We believe Spirit’s robust liquidity and low levered balance sheet will allow the Company to respond to the COVID-19 pandemic from a position of flexibility and strength,” said Jackson Hsieh, President and Chief Executive Officer.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of December 31, 2019, our diversified portfolio was comprised of 1,752 owned properties and 43 properties securing mortgage loans. Our owned properties, with an aggregate gross leasable area of 34.1 million square feet, are leased to 291 tenants across 48 states and 28 retail industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as "expect," "plan," "will," "estimate," "project," "intend," "believe," "guidance," "approximately," "anticipate," "may," "should," "seek" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit’s retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit’s ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit’s costs of borrowing as a result of changes in interest rates and other factors; Spirit’s ability to access debt and equity capital markets; Spirit’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit’s ability and

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willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit’s ability to manage its expanded operations; Spirit’s ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit’s ability to manage and liquidate the remaining SMTA Liquidating Trust assets; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit’s most recent filings with the SEC, including its Annual Report on Form 10-K. All forward-looking statements are based on information that was available, and speak only, as of the date on which they were made. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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